UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2013

MANNATECH, INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200
Coppell, Texas 75019
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400
_________________________________________________
(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers

(e)

Effective February 14, 2013, B. Keith resigned as Chief Operating Officer and Chief Legal Officer of Mannatech, Incorporated (the “Company”).

In connection with Mr. Clark’s departure, on March 20, 2013, the Company and Mr. Clark entered into a Separation Agreement and Release, effective March 18, 2013 (the “Agreement”).   Under the terms of the Agreement, the Company and Mr. Clark have agreed, among other things, that Mr. Clark will continue to receive his base salary ($335,000 per annum) through May 18, 2014, provided that he complies with the terms and conditions of the Agreement.  In addition, Mannatech will pay for up to $10,000 in outplacement services and will continue to provide Mr. Clark with a leased vehicle through May 18, 2014.

The Agreement includes ratifications, modifications and releases to Mr. Clark’s employment agreement.  Additionally, the Agreement provides for customary covenants, confidentiality and mutual non-disparagement.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which if filed herewith as Exhibit 10.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit

10.1*	Separation Agreement and Release, dated March 20, 2013, between Mannatech, Incorporated and B. Keith Clark.

* filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: March 22, 2013	By:	/s/ S. Mark Nicholls
S. Mark Nicholls Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Exhibit

10.1*	Separation Agreement and Release, dated March 20, 2013, between Mannatech, Incorporated and B. Keith Clark.

* filed herewith.